___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

9864 E. Grand River, Ste. 110-301 Brighton, MI	48116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 349-1755

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 16, 2013, we engaged Morrill & Associates, LLC (“Morrill”), independent registered accountants, as our independent accountant following the resignation of our previous independent accountant, De Joya Griffith (“De Joya”) on November 21, 2013. Prior to the engagement of Morrill, the Company has not consulted with Morrill regarding either:

a)	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Morrill concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
b)	any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: December 16, 2013	By:	/s/ James P. Foran
James P. Foran Chief Executive Officer and Principal Financial Officer